EXHIBIT 99.2

c/o Computershare
P.O. Box 8694
Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

OR
If you vote over the internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXYCARD BY MAIL

☒	Please mark votes as in this example.	9007

CATELLUS

The Board of Directors recommends a vote FOR item 1.

		FOR	AGAINST	ABSTAIN

1.	Adoption of the Agreement and Plan of Merger, dated as of June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation, as amended, pursuant to which Catellus will merge with and into Palmtree Acquisition Corporation.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting, including adjournment for the purpose of soliciting additional proxies. Notwithstanding the foregoing, proxies voted against item 1 will not be voted in favor of any adjournment of the special meeting for the purpose of soliciting additional proxies.

					Mark box at right if you plan to attend the special meeting.	☐

					Mark box at right for comments or an address change and note at left.	☐

Please be sure to sign and date this Proxy.

Signature: Date: Signature: Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

CATELLUS

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF THE STOCKHOLDERS

The undersigned hereby appoints Nelson C. Rising and Vanessa L. Washington, or either of them, each with full power of substitution as proxies of the undersigned at the special meeting of Catellus stockholders to be held on September 14, 2005, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this proxy card; if no contrary instructions are indicated, the shares represented by this Proxy will be voted FOR the adoption of the Agreement and Plan of Merger, dated as of June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation, as amended.

The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus accompanying the Notice of Special Meeting of Stockholders, together with this Proxy. The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned at the special meeting.

Whether or not you plan to attend the meeting, please promptly sign, date and return this proxy card using the enclosed postage-paid envelope, or vote over the internet or by telephone in accordance with the instructions indicated on the reverse side. You are encouraged to specify your choice by marking the appropriate boxes — SEE REVERSE SIDE — but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this proxy card or you vote over the internet or by telephone.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE